    As filed with the Securities and Exchange Commission on
October 2, 1997
                                                   Registration
No. 333-
=================================================================
=============
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                          ----------------------------
                                   FORM S-8
                             REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933
                            -------------------------

                           BAY VIEW CAPITAL CORPORATION
          (Exact name of registrant as specified in its charter)

      Delaware
94-3078031
(State or other jurisdiction of           (I.R.S. Employer
Identification No.)
 incorporation or organization)
1840 Gateway Drive, San Mateo, California
94404
(Address of principal executive offices)
(Zip Code)

                                 BAY VIEW BANK
                       OUTSIDE DIRECTORS' RETIREMENT PLAN
                             (Full title of the plan)
                           ---------------------------

                             ROBERT J. FLAX, ESQ.
                           Executive Vice President
                         Bay View Capital Corporation
                              1840 Gateway Drive
                         San Mateo, California  94404
                    (Name and address of agent for service)
                                (415) 573-7300
         (Telephone number, including area code, of agent for service)

                        Copy of all communications to:

                          CHRISTOPHER R. KELLY, P.C.
                            CRAIG M. SCHEER, ESQ.
                       Silver, Freedman & Taff, L.L.P.
    (a limited liability partnership including professional
corporations)
                           1100 New York Ave., N.W.
                           Washington, D.C.  20005
                                (202) 414-6100

                       CALCULATION OF REGISTRATION FEE
=================================================================
==============
=================================================================
==============

                                  Proposed maximum  Proposed
maximum
Title of securities  Amount to be  offering price
aggregate         Amount of
to be registered   registered(1) per share(2)     offering
price(2) registration fee(2)
-----------------------------------------------------------------
-------------- --------
  Common Stock, par value
    $.01 per share   66,114 shares   $27.875           $1,842,928
          $559
=================================================================
============== =====
=================================================================
============== =====
(1)  Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.
(2)  Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee at $27.875 per share, which was the average of the high and low prices of the Bay View
Capital Corporation common stock on September 26, 1997, as
reported on the Nasdaq National Market.

                           PART I

          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


    The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Bay View Bank Outside Directors' Retirement Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

    Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.
<PAGE 1>

                           PART II

               INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Certain Documents by Reference.
         ------------------------------------------------
    The following documents previously or concurrently filed by Bay View Capital Corporation (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement and the Prospectus to which this Registration Statement relates (the "Prospectus"), which Prospectus has been or will be delivered to the participants in the Plan covered by this Registration Statement:

    (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended on Form 10-K/A on June 27, 1997, (File No. 0-17901), filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

    (b) all other reports filed by the Company pursuant to
Section 13 or 15(d) of the Exchange Act since the end of the period covered by the Report referred to in (a) above; and

    (c) the description of the common stock, par value $.01 per share, of the Company contained in the Company's Current Report on Form 8-K (File No.0-17901) filed with the Commission on July 31, 1989, and all amendments or reports filed for the purpose of updating such description.

    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or in the Prospectus shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is,or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.



<PAGE 2>

    The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Robert J. Flax, Esq., Executive Vice President, General Counsel and Secretary, Bay View Capital Corporation, 1840 Gateway Drive, San Mateo, California 94404, telephone number
(415) 573-7300.

    All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities.
         --------------------------
    Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------
    Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------
    Section 9 of the Company's Certificate of Incorporation provides for indemnification of any director or officer of the Registrant against any and all expense, liability and loss (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent authorized by Delaware Law, subject to certain limitations set forth in the Certificate of Incorporation. Section 9 also authorizes the Corporation to purchase insurance on behalf of directors and officers against liabilities incurred in their capacities as such.

    Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in

<PAGE 3>

connection with the defense or settlement of a proceeding by or in the name of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith, (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

    Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made
(i) by the corporation's board of directors by a majority vote of directors not at the time parties to such proceeding, even if less than a quorum; or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iii) by the stockholders.

    Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

    Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including certain liabilities under the Securities
Act.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------
    Not applicable.
<PAGE 4>

Item 8.  Exhibits.
         ---------

      Regulation
          S-K                               Reference to Prior
        Exhibit                              Filing or Exhibit
         Number          Document         Number Attached Hereto
      ----------    --------------------   ----------------------
        4           Instruments Defining
                    the Rights of Securities
                    Holders, Including
                    Indentures:

                    (1) Certificate of              *
                    Incorporation of Bay View
                    Capital Corporation

                    (2) Bylaws of Bay View          **
                    Capital Corporation

                    (3) Specimen form of            ***
                    common stock certificate
                    of Bay View Capital
                    Corporation

                    (4) Stockholder Protection      ****
                    Rights Agreement, dated
                    July 31, 1991 (the "Rights
                    Agreement")

                    (5) First Amendment to the       ****
                    Rights Agreement, dated
                    February 25, 1993

                    (6) Form of Rights Certificate   ****
                    and of Election to Exercise
                    (included as Exhibit A
                    to the Rights Agreement)

                    (7) Bay View Bank Outside        *****
                    Directors' Retirement Plan

        5           Opinion of Silver,            Attached as
                    Freedman & Taff, L.L.P.       Exhibit 5

       15           Letter re unaudited financial
                    information.                   Not Applicable

       23.1         Consent of Silver,
                    Freedman & Taff, L.L.P.

PAGE 5>

                   (Included in Exhibit 5) Contained in Exhibit 5

      23.2         Consent of Deloitte &
                   Touche LLP            Attached as Exhibit 23.2

      24           Power of Attorney       Contained on Signature
                                                    Page

* Filed as an exhibit to the Company's Registration Statement on Form S-3 (File No. 333-29757) dated June 20, 1997 and hereby incorporated by reference in accordance with Item 601 of Regulation S-K.

** Filed as an exhibit to the Company's Current Report on Form 8-K (File No. 0-17901) dated January 10, 1994 and hereby incorporated by reference in accordance with Item 601 of Regulation S-K.

*** Filed as an exhibit to the Company's Registration Statement on Form S-8 (File No. 33-41924) dated July 23, 1991 and hereby incorporated by reference in accordance with Item 601 of Regulation S-K.

****Filed as an exhibit to the Company's Registration Statement on Form 8-A (the second amendment to the Company's Form 8-A filed on August 6, 1990) (File No. 0-17901) dated March 8,
    1993 and hereby incorporated by reference in accordance with
    Item 601 of Regulation S-K.

*****Filed as Exhibit 10.6 to the Company's Annual Report on Form
     10-K for the fiscal year ended December 31, 1996 (File No.
     0-17901).

Item 9.  Undertakings.
         -------------
(a)  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule

424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Mateo, State of California, on October 1,
1997.


                       BAY VIEW CAPITAL CORPORATION




                       By:/s/ Edward H. Sondker
                          -----------------------------
                          Edward H. Sondker, President,
                          Chief Executive Officer
                          (Duly Authorized Representative)



    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward H. Sondker his/her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in- fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

By:/s/ Edward H. Sondker      By:/s/ John R. McKean
   --------------------------    -----------------------------
   Edward H. Sondker,            John R. McKean, Chairman of
   President, Chief the Board
   Executive Officer and
   Director (Principal
   Executive Officer)


Date: October 1, 1997          Date: October 1, 1997
     ------------------------    -----------------------------


By:/s/David A. Heaberlin      By:/s/ Paula R. Collins
   --------------------------    -----------------------------
   David A. Heaberlin,           Paula R. Collins, Director
   Executive Vice President
   and Chief Financial Officer
   (Principal Accounting and
   Financial Officer)


Date: October 1, 1997           Date: October 1, 1997
     ------------------------     ----------------------------


By:/s/ Roger K. Easley        By:/s/ Angelo J. Siracusa
   --------------------------   ------------------------------
   Roger K. Easley, Director    Angelo J. Siracusa, Director


Date: October 1, 1997           Date: October 1, 1997
     ------------------------      ---------------------------


By:/s/ Thomas M. Foster       By:/s/ Richard J. Quinlan
   --------------------------    -----------------------------
   Thomas M. Foster, Director    Richard J. Quinlan, Director


Date: October 1, 1997            Date: October 1, 1997
     ------------------------      ---------------------------



By:/s/ Robert L. Witt         By:/s/ W. Blake Winchell
   --------------------------    -----------------------------
   Robert L. Witt, Director      W. Blake Winchell, Director


Date: October 1, 1997            Date: October 1, 1997
     ------------------------      ---------------------------